                                                                   EXHIBIT 10.18

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                         EMPLOYEE STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                          TRW AUTOMOTIVE HOLDINGS CORP.

                                       AND

                         THE OTHER PARTIES NAMED HEREIN

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                            DATED: FEBRUARY 28, 2003

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                                TABLE OF CONTENTS

                                      -i-

Annex I     Form of Consent of Spouse

Annex II    Form of Acknowledgment and Agreement

Annex III   Form of Management Rights Letter Agreement

                         EMPLOYEE STOCKHOLDERS AGREEMENT

                  This EMPLOYEE STOCKHOLDERS AGREEMENT (this "AGREEMENT") dated as of February 28, 2003 by and among TRW Automotive Holdings Corp., a Delaware corporation (the "COMPANY"), Automotive Investors L.L.C., a Delaware limited liability company ("AI LLC"), Richmond U.K. Inc., a Delaware corporation
("RICHMOND" and, together with AI LLC, the "INVESTORS"), and the parties identified on the signature pages hereto or to the supplementary agreements referred to in Section 30 hereof as Employee Stockholders (the "EMPLOYEE
STOCKHOLDERS").

                                R E C I T A L S:
                                - - - - - - - -

                  WHEREAS, pursuant to the Company's 2003 Stock Incentive Plan
(as the same may be amended, supplemented or modified from time to time, the
"PLAN"), each Employee Stockholder has, either as of the date hereof or from time to time after the date hereof, entered into a Subscription Agreement (the
"SUBSCRIPTION AGREEMENT") with the Company pursuant to which it has agreed to purchase from the Company, and the Company has agreed to sell to such Employee
Stockholder, the number of shares, par value $0.01 per share, of common stock of the Company set forth on Schedule A to the Subscription Agreement;

                  WHEREAS, pursuant to the Plan, the Company may from time to time grant other Awards (as defined in the Plan) to the Employee Stockholder;
and

                  WHEREAS, the parties hereto wish to enter into certain
agreements with respect to the holdings by the Investors and the Employee
Stockholders and their respective Permitted Transferees of Common Stock and securities exercisable or exchangeable for or convertible into Common Stock.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties further acknowledge and agree to the following:

                  1. Definitions of Words and Phrases. As used in this
Agreement:

                  "AFFILIATE" means, with respect to any Person, any other
Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "BLACKSTONE" means Blackstone Capital Partners IV L.P.,
Blackstone Capital Partners IV-A L.P., Blackstone Family Investment Partnership
IV L.P. and their respective Affiliates.

                  "BOARD OF DIRECTORS" means the board of directors of the
Company.

                  "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of New York are authorized or obligated by law or executive order to close.

                  "CALL COMMENCEMENT DATE" has the meaning set forth in
Section 7(a).

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                  "CALL RIGHT PERIOD" has the meaning set forth in Section 7(c).

                  "CALL RIGHTS" has the meaning set forth in Section 7(a).

                  "CAUSE" means, with respect to any Employee Stockholder,
"Cause" as defined in the employment agreement (if any) between the Company or any of its Subsidiaries and such Employee Stockholder which is entered into as of or after the Closing Date (as the same may be amended in accordance with the terms thereof, a "CLOSING DATE EMPLOYMENT AGREEMENT") or, if not defined therein or if there is no such agreement, "Cause" means (i) such Employee Stockholder's continued failure substantially to perform his/her duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company or any of its
Subsidiaries or Affiliates to the Employee Stockholder of such failure, (ii)
dishonesty in the performance of the Employee Stockholder's duties, (iii) such
Employee Stockholder's conviction of, or plea of nolo contendere to, a crime constituting (A) a felony under the laws of the United States or any state thereof or (B) a misdemeanor involving moral turpitude, (iv) such Employee
Stockholder's willful malfeasance or willful misconduct in connection with such
Employee Stockholder's duties hereunder or any act or omission which is injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates or (v) such Employee Stockholder's breach of any non-competition, non-solicitation or confidentiality provisions
(including the provisions of Section 9 (Confidentiality) of this Agreement) to which the Employee Stockholder is subject.

                  "CLOSING DATE" means the closing of the transactions
contemplated under the Master Purchase Agreement, dated as of November 18, 2002, between BCP Acquisition Company L.L.C. and Northrop Grumman, as amended by
Amendment No. 1 thereto, dated as of December 20, 2002, among BCP Acquisition
Company L.L.C., Northrop Grumman, TRW Inc. and TRW Automotive Inc., as the same may be further amended, modified or supplemented.

                  "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

                  "COMMON STOCK EQUIVALENT" means any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into Common Stock.

                  "COMPANY" has the meaning set forth in the Preamble.

                  "CONFIDENTIAL INFORMATION" has the meaning set forth in
Section 9.

                  "CONTRACT DATE" has the meaning set forth in Section 3(e).

                  "DISABILITY" means, with respect to any Employee Stockholder,
"disability" as defined in such Employee Stockholder's Closing Date Employment
Agreement or, if not defined therein or if there is no such agreement,
"disability" of an Employee Stockholder shall have the meaning ascribed to such term in the Company's long-term disability plan or policy, as in effect from time to time.

                  "DRAG-ALONG NOTICE" has the meaning set forth in Section 5(a).

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                  "DRAG-ALONG RIGHTHOLDERS" has the meaning set forth in
Section 5(a).

                  "DRAG-ALONG SELLERS" has the meaning set forth in
Section 5(a).

                  "EMPLOYEE STOCKHOLDER" shall have the meaning set forth in the
Preamble.

                  "EMPLOYEE STOCKHOLDER GROUP" means, with respect to any
Employee Stockholder, collectively such Employee Stockholder and any Employee
Stockholder's Trust and Employee Stockholder's Estate of such Employee
Stockholder.

                  "EMPLOYEE STOCKHOLDER'S ESTATE" means, with respect to any
Employee Stockholder, the conservators, guardians, executors, administrators, testamentary trustees, legatees, spouse (or ex-spouse) or lineal descendants
(including adopted children) of such Employee Stockholder.

                  "EMPLOYEE STOCKHOLDER'S TRUST" means, with respect to any
Employee Stockholder, a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only such Employee
Stockholder, his/her spouse (or ex-spouse) or his/her lineal descendants
(including adopted) or, if at any time after any transfer of Shares to such
Employee Stockholder's Trust there shall be no then living spouse or lineal descendants, such beneficiaries may include the estate of a deceased beneficiary.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.

                  "FAIR MARKET VALUE" means, on a given date, (i) if there is a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the
Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers
Automated Quotation System (or such market in which such prices are regularly quoted) (the "NASDAQ"), or, if no sale of Shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there is no public market for the Shares on such date, the Fair Market Value shall be the value established by the Board of Directors in good faith.

                  "FINANCING DEFAULT" means an event which would constitute (or with notice or lapse of time or both would constitute) an event of default
(which event of default has not been cured) under or would otherwise violate or breach (i) any financing arrangement of the Company or any of its Subsidiaries in effect as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part; and (ii) any provision of the Company's or any of its Subsidiary's certificates of incorporation.

                  "FIRST RIGHTHOLDER OPTION PERIOD" has the meaning set forth in
Section 3(c).

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                  "GROUP" means any syndicate or group that would be considered a "person" for purposes of Section 13(d) of the Exchange Act.

                  "INITIAL PUBLIC OFFERING" means the initial public offering
(i) of at least 20% of the issued and outstanding shares of Common Stock of the
Company or (ii) that results in gross proceeds to the Company equal to at least
$200 million, in each case pursuant to an effective registration statement filed under the Securities Act.

                  "INVESTORS" has the meaning set forth in the Preamble.

                  "INVESTORS STOCKHOLDERS AGREEMENT" means the Stockholders
Agreement, dated as of the date hereof, among the Company and the Investors or their permitted transferees thereunder.

                  "IPO EFFECTIVENESS DATE" means the date upon which the Company closes its Initial Public Offering.

                  "LAPSE DATE" means the earlier of (i) the fifth anniversary of the Closing Date and (ii) six months after the IPO Effectiveness Date.

                  "LOCK-UP PERIOD" has the meaning set forth in Section 2(a).

                  "MAJORITY TRANSFER" has the meaning set forth in Section 2(a).

                  "OFFER" has the meaning set forth in Section 3(a).

                  "OFFERED SECURITIES" has the meaning set forth in
Section 3(a).

                  "OFFERING NOTICE" has the meaning set forth in Section 3(a).

                  "OFFEROR" has the meaning set forth in Section 3(a).

                  "OPTION SHARES" means Shares issued pursuant to the exercise of a stock option held by an Employee Stockholder following such Employee
Stockholder's termination of employment for any reason.

                  "PERMITTED TRANSFEREE" means, (i) with respect to any Employee
Stockholder, any Employee Stockholder's Estate or Employee Stockholder's Trust
of such Employee Stockholder that becomes a party to, and is bound to the same extent as its transferor by the terms of, this Agreement and (ii) with respect to an Investor, the Affiliates of such Investor pursuant to the terms of the
Investors Stockholders Agreement.

                  "PERSON" means any individual, firm, corporation, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

                  "PLAN" has the meaning set forth in the Preamble.

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                  "PUBLIC OFFERING" means a sale of Shares to the public in a firm commitment underwritten public offering pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor to such forms) filed under the Securities Act.

                  "PUT RIGHT" has the meaning set forth in Section 6.

                  "REGISTER", "REGISTERED" and "REGISTRATION" refer to a
registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

                  "REGISTERED SALE" means a sale of Shares effected pursuant to a Public Offering.

                  "REGISTRABLE SHARES" means the Shares, provided that such
Shares shall cease to be Registrable Shares if and when (i) a registration statement with respect to the disposition of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of pursuant to such effective registration statement, (ii) such Shares shall have been sold under circumstances in which all of the applicable conditions of Rule
144 (or any similar provisions then in force) under the Securities Act are met,
(iii) such Shares shall have been otherwise transferred, new certificates not bearing restrictive legends shall have been delivered by the Company in lieu thereof and further disposition thereof shall not require registration or qualification of them under the Securities Act or any state securities or Blue
Sky laws, (iv) such Shares may be sold pursuant to Rule 144(k) under the
Securities Act or (v) such Shares shall have ceased to be outstanding.

                  "RICHMOND" has the meaning set forth in the Preamble.

                  "RIGHTHOLDER OPTION PERIODS" has the meaning set forth in
Section 3(c).

                  "SECOND RIGHTHOLDER OPTION PERIOD" has the meaning set forth in Section 3(c).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.

                  "SELLING EMPLOYEE STOCKHOLDER" has the meaning set forth in
Section 3(a).

                  "SHARES" means, with respect to each Stockholder, all shares, whether now owned or hereafter acquired, of Common Stock, and any other Common
Stock Equivalents owned thereby; provided, however, for the purposes of any computation of the number of Shares pursuant to Sections 4 and 5, all outstanding Common Stock Equivalents shall be deemed converted, exercised or exchanged, as applicable, and the shares of Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

                  "STOCKHOLDER" means each of the Investors, the Employee
Stockholders and their respective Permitted Transferees.

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                  "SUBSIDIARY" means, with respect to any Person, any
corporation, partnership, association or other business entity of which 50% or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or 50% or more of the equity interests therein, is at the time owned or controlled, directly or indirectly, by any
Person or one or more of the other Subsidiaries of such Person or a combination thereof.

                  "SUBSCRIPTION AGREEMENT" has the meaning set forth in the
Preamble.

                  "TAG-ALONG NOTICE" has the meaning set forth in Section 4(a).

                  "TAG-ALONG PRICE" has the meaning set forth in Section 4(a).

                  "TAG-ALONG PURCHASER" has the meaning set forth in
Section 4(a).

                  "TAG-ALONG RIGHTHOLDER" has the meaning set forth in
Section 4(a).

                  "TAG-ALONG SECURITIES" has the meaning set forth in
Section 4(a).

                  "TRANSFER" or "TRANSFER" has the meaning set forth in
Section 2(a).

                  "TRIGGERING EVENT" means: (i) with respect to any Employee
Stockholder who is a party to a Closing Date Employment Agreement, an event after which any Person or Group (a) has, directly or indirectly, through any method or means, more voting power in the Company than AI LLC or any of its
Affiliates, (b) has the ability, directly or indirectly, through any method or means, to elect more members of the Board of Directors than AI LLC or any of its
Affiliates or (c) a transfer of shares representing over 50% of all then-outstanding shares of Common Stock; or (ii) with respect to any other
Employee Stockholder, a transfer of shares representing over 50% of all then-outstanding shares of Common Stock.

                  2. Transfer of Shares.

                  (a) Limitations on Transfer.

                           (i)    Until the Lapse Date (the "LOCK-UP PERIOD"),
         except as required by law, no Employee Stockholder shall sell, contract to sell, give, assign, hypothecate, pledge (other than a pledge made in connection with a commercial loan), encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (whether by operation of law or otherwise but not including a transaction (x) pursuant to Section
         2(b) or (y) involving the sale (including a sale by merger, consolidation or similar transaction) of all the then-outstanding shares of Common Stock or all or substantially all of the assets of the
         Company if such transaction is effected pursuant to the provisions of
         Section 5 or approved by the affirmative vote or written consent of the
         Stockholders owning a majority of the then-outstanding Shares of all
         Stockholders) any Shares (including, without limitation, the entering into of any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Shares) (each a "TRANSFER") or any direct

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         right, title or interest therein or thereto without the prior written consent of the Stockholders owning at least a majority of the then-outstanding Shares. A transfer effected with the prior written consent of the Stockholders owning at least a majority of the then-outstanding Shares of all Stockholders is hereafter referred to as a "MAJORITY TRANSFER."

                           (ii)   After the Lock-Up Period, any Employee
         Stockholder may transfer all or a portion of its Shares in accordance with and subject to the provisions of this Agreement, including, without limitation, Sections 2(c), 3, 4 and 5.

                           (iii)  Any attempt to transfer any Shares or any
         rights thereunder in violation of this Section 2 shall be null and void ab initio. The Company shall not record on its stock transfer books or otherwise any transfer of Shares in violation of the terms and conditions set forth herein, including, but not limited to, Sections
         2(c), 3, 4 and 5.

                  (b) Permitted Transfers. Notwithstanding anything to the
contrary contained in this Agreement, but subject to Section 2(c), at any time, each of the Employee Stockholders may transfer all or a portion of its Shares to any of its Permitted Transferees. A Permitted Transferee of Shares pursuant to this Section 2(b) may transfer its Shares pursuant to this Section 2(b) only to the transferor Employee Stockholder or to a Person that is a Permitted
Transferee of such transferor Employee Stockholder.

                  (c) Transfers in Compliance with Law; Substitution of
Transferee. No transfer by any Employee Stockholder may be made pursuant to this
Section 2 or Sections 3, 4 or 5 unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Annex II, (ii) the transfer complies in all respects with the applicable provisions of this
Agreement and (iii) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities
Act. Upon becoming a party to this Agreement, the transferee of an Employee
Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, an Employee Stockholder hereunder with respect to the Shares transferred to such transferee.

                  3. Right of First Refusal.

                  (a) Right. Until six months following the IPO Effectiveness
Date, if an Employee Stockholder proposes to make a transfer of Shares in accordance with Section 2 hereof (other than (i) a transfer to a Permitted
Transferee pursuant to Section 2(b), (ii) a Majority Transfer or (iii) a
Registered Sale), and such Stockholder (a "SELLING EMPLOYEE STOCKHOLDER") has received a bona fide arm's length offer (the "OFFER") to purchase all or any portion of its Shares (the "OFFERED SECURITIES") from any Person (the "OFFEROR")
which the Selling Employee Stockholder wishes to accept, such Selling Employee
Stockholder shall cause the Offer to be reduced to writing and shall notify the
Company in writing of its wish to accept the Offer (the "OFFERING NOTICE").

                  (b) Offering Notice. The Offering Notice shall contain an
irrevocable offer to sell the Shares to the Company at a price equal or equivalent (as determined in the manner set forth

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in Section 3(c)(i) below) to the price contained in, and otherwise on the same terms and conditions of, the Offer and shall be accompanied by a copy of the
Offer (which shall identify the Offeror).

                  (c) Rightholder Option; Exercise.

                           (i)    For a period of 15 Business Days after the
         date upon which the the Company shall have received the Offering
         Notice (the "FIRST RIGHTHOLDER OPTION PERIOD"), the Company shall have the right to elect to purchase the Offered Securities either (A) at the same price and on the same terms and conditions as the Offer or
         (B) if the Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent cash price, determined in good faith by the Company's Board of Directors. If the
         Company does not subscribe for all of the Offered Securities pursuant to this Section 3(c) or if it fails to exercise such right during the
         First Rightholder Option Period, then AI LLC shall have the right to purchase the Offered Securities on the terms and conditions set forth above for a period commencing on the date of the expiration of the
         First Rightholder Option Period and ending 15 Business Days thereafter
         (the "SECOND RIGHTHOLDER OPTION PERIOD" and, together with the First
         Rightholder Option Period, the "RIGHTHOLDER OPTION PERIODS"). If AI
         LLC does not subscribe for all of the Offered Securities pursuant to this Section 3(c), then the Selling Employee Stockholder may, subject to Section 4, sell all of the Offered Securities to the Offeror in accordance with Section 3(e).

                           (ii)   The right of the Company or AI LLC, as the
         case may be, to purchase the Offered Securities under Section 3(c)(i)
         shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the applicable Rightholder Option
         Period, to the Selling Employee Stockholder. The failure of the
         Company or AI LLC to respond within the applicable Rightholder Option
         Period to the Selling Employee Stockholder shall be deemed to be a waiver of the Company's or AI LLC's rights under Section 3(c)(i);
         provided that the Company and AI LLC may each waive its rights under this Section 3(c)(ii) prior to the expiration of the applicable
         Rightholder Option Period by giving written notice to the Selling
         Employee Stockholder.

                  (d) Closing. The closing of the purchases of Offered
Securities subscribed for by the Company or AI LLC, as applicable, under Section
3(c) shall be held at the executive office of the Company at 11:00 a.m., local time, on the 30th Business Day after the receipt of the Offering Notice pursuant to Section 3(b) or at such other time and place as the Company or AI LLC, as applicable, and the Selling Employee Stockholder may agree. At such closing, the
Selling Employee Stockholder shall deliver certificates representing the Offered
Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any encumbrances or liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Employee Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities. The Company or AI
LLC, as applicable, shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it. At such closing, the
Company or AI LLC, as applicable, and the Selling Employee Stockholder shall execute such additional documents as are otherwise

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necessary or appropriate. Notwithstanding the foregoing, any closing pursuant to this Section 3(d) may be delayed (up to 60 days) in connection with any required
HSR filing or similar filing in any jurisdiction; provided that each filing
Person shall be required to seek all appropriate clearances in connection therewith as soon as possible, including seeking early approval of the proposed purchase or termination of any applicable waiting period, as applicable.

                  (e) Sale to the Offeror. Unless the Company or AI LLC elects to purchase all of the Offered Securities under Section 3(c), the Selling
Employee Stockholder may sell all of the Offered Securities to the Offeror on terms and conditions no less favorable to the Selling Employee Stockholder than those set forth in the Offering Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within 60 days after the earlier to occur of (i) the waiver by each of the Company and AI LLC of its option to purchase the Offered Securities and (ii) the expiration of the Second
Rightholder Option Period (the "CONTRACT DATE"); and provided, further, that such sale shall not be consummated unless and until (A) such Offeror shall represent in writing to the Company and AI LLC that it is aware of the rights and obligations of the Stockholders contained in this Agreement and (B) prior to the purchase by such Offeror of any of such Offered Securities, such Offeror shall become a party to this Agreement and shall agree to be bound by the terms and conditions hereof in accordance with Section 2(c) hereof. If such sale is not consummated within 60 days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Employee
Stockholder without again offering the same to the Company and, if applicable,
AI LLC, in accordance with this Section 3.

                  4. Tag-Along Rights.

                  (a) If, at any time, one or more Stockholder(s) propose to transfer Shares to any Person (other than a Permitted Transferee of such transferring Stockholder and other than pursuant to a Registered Sale) (a
"TAG-ALONG PURCHASER") which would result in a Triggering Event in accordance with the terms of this Agreement, then, unless such transferring Stockholder(s)
are entitled to give and do give a Drag-Along Notice pursuant to Section 5(a)
hereof, such transferring Stockholder(s) shall first provide written notice to each of the other Stockholders (other than Affiliates of the transferring
Stockholder(s)), which notice (the "TAG-ALONG NOTICE") shall state: (i) the maximum number of Shares proposed to be transferred (the "TAG-ALONG
SECURITIES"); (ii) the purchase price per Share for the Tag-Along Securities
(the "TAG-ALONG PRICE"); and (iii) all material terms and conditions of such sale, including the proposed transfer date (which date may not be less than 30 days after delivery of the Tag-Along Notice). Each of the Stockholders (other than the transferring Stockholder(s) and its/their respective Affiliates) that has been provided with the Tag-Along Notice (each, a "TAG-ALONG RIGHTHOLDER")
shall have the right to sell to such Tag-Along Purchaser, upon the terms set forth in the Tag-Along Notice, that number of Shares held by such Tag-Along
Rightholder equal to that percentage of the Tag-Along Securities determined by dividing (A) the total number of Shares then owned by such Tag-Along Rightholder by (B) the sum of (1) the total number of Shares then owned by all such
Tag-Along Rightholders exercising their rights pursuant to this Section 4 and
(2) the total number of Shares then owned by the transferring Stockholder(s).
The transferring Stockholder(s) and the Tag-Along Rightholder(s) exercising their rights pursuant to this Section 4 shall effect the sale of the Tag-Along
Securities, and such Tag-Along

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Rightholder(s) shall sell the number of Tag-Along Securities required to be sold by such Tag-Along Rightholder(s) pursuant to this Section 4(a), and the number of Tag-Along Securities to be sold to such Tag-Along Purchaser by the transferring Stockholder(s) shall be reduced accordingly.

                  (b) The transferring Stockholder(s) shall give a Tag-Along
Notice to each Tag-Along Rightholder of each proposed sale by it of Tag-Along
Securities which gives rise to the rights of the Tag-Along Rightholders set forth in this Section 4, at least 30 days prior to the proposed consummation of such sale, setting forth, in addition to the information described above in
Section 4(a), the name of such Stockholder, the name and address of the proposed
Tag-Along Purchaser, the proposed form of consideration and terms and conditions of payment offered by such Tag-Along Purchaser, the percentage of Shares that such Tag-Along Rightholder may sell to such Purchaser (determined in accordance with Section 4(a) and assuming that all Tag-Along Rightholders exercise their rights pursuant to Section 4), and a representation that such Tag-Along
Purchaser has been informed of the "tag-along" rights provided for in this
Section 4 and has agreed to purchase Shares in accordance with the terms hereof.
The tag-along rights provided by this Section 4 must be exercised by any
Tag-Along Rightholder wishing to sell its Shares within 10 days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the transferring Stockholder(s) indicating such Tag-Along
Rightholder's wish to irrevocably exercise its rights and specifying the number of Shares (up to the maximum number of Shares owned by such Tag-Along
Rightholder requested to be purchased by such Tag-Along Purchaser) it wishes to sell; provided that any Tag-Along Rightholder may waive its rights under this
Section 4 prior to the expiration of such 10-day period by giving written notice to such transferring Stockholder(s), with a copy to the Company. The failure of a Tag-Along Rightholder to respond within such 10-day period shall be deemed to be a waiver of such Tag-Along Rightholder's rights under this Section 4. If a
Tag-Along Purchaser fails to purchase the requisite number of Shares from any
Tag-Along Rightholder that has properly exercised its tag-along rights pursuant to this Section 4(b), then the transferring Stockholder(s) shall not be permitted to consummate the proposed sale of the Tag-Along Securities, and any such attempted sale shall be null and void ab initio.

                  (c) In connection with any sale pursuant to this Section 4, each Tag-Along Rightholder shall make to the Tag-Along Purchaser the same representations, warranties, covenants, indemnities and agreements as the transferring Stockholder(s) makes in connection with the proposed transfer
(except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the transferring Stockholder(s), a
Tag-Along Rightholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to himself/herself, and except that in the case of representations and warranties pertaining to the Company, such representations and warranties shall be made only by the transferring Stockholder(s)); provided that all representations, warranties and indemnities shall be made by the transferring Stockholder(s) and such Tag-Along Rightholder severally and not jointly and that the liability of the transferring Stockholder(s) and such Tag-Along Rightholder thereunder shall be borne by each of them on a pro rata basis. The Tag-Along Rightholders shall receive the same type and amount of consideration (and rights) per Share for the corresponding class or series of stock (on an as-converted basis, if applicable)
and the same type and amount of consideration (and rights) for each type of
Common Stock

                                                                              11

Equivalent, in each case, as is paid or delivered to the transferring
Stockholder(s) in the sale pursuant to Section 4(a).

                  5. Drag-Along Rights.

                  (a) If, at any time, one or more Stockholder(s) propose to transfer Shares to any Person which would result in a Triggering Event in accordance with the terms of this Agreement, and such Stockholder(s) (the
"DRAG-ALONG RIGHTHOLDERS") have received a bona fide, arm's length offer from an
Offeror to purchase (including a purchase by merger, consolidation or similar transaction) all of the outstanding Shares or all or substantially all of the assets of the Company, the Drag-Along Rightholders may send written notice (the
"DRAG-ALONG NOTICE") to the Company and the other Stockholders (such other
Stockholders, collectively, the "DRAG-ALONG SELLERS") notifying them they will be required to sell all (but not less than all) of their Shares in such sale.
Upon receipt of a Drag-Along Notice, each Drag-Along Seller receiving such notice shall be obligated to (i) sell all of its Shares in the transaction
(including a sale or merger, consolidation or similar transaction) contemplated by the Drag-Along Notice on the same terms and conditions as the Drag-Along
Rightholders (including payment of its pro rata share of all costs associated with such transaction) and (ii) otherwise take all action (or refrain from taking certain actions) necessary to cause the consummation of such transaction, including not exercising any appraisal rights in connection therewith. Each
Drag-Along Seller further agrees to take all actions (including executing documents) in connection with the consummation of the proposed transaction as may reasonably be requested of it by the Drag-Along Rightholders.

                  (b) In connection with any sale pursuant to this Section 5, the Drag-Along Seller shall make to the Offeror the same representations, warranties, covenants, indemnities and agreements as the Drag-Along Rightholders make in connection with the proposed transfer (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Drag-Along Rightholders, a Drag-Along Seller shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to himself/herself, and except that in the case of representations and warranties pertaining to the Company, such representations and warranties shall be made only by the Drag-Along Rightholders); provided that all representations, warranties and indemnities shall be made by the transferring Drag-Along Rightholders and such Drag-Along Seller severally and not jointly and that the liability of the transferring Drag-Along Rightholders and such Drag-Along Seller thereunder shall be borne by each of them on a pro rata basis. The Drag-Along Seller shall receive the same type and amount of consideration (and rights) per Share for the corresponding class or series of stock (on an as converted basis, if applicable) and the same type and amount of consideration (and rights) for each type of Common Stock Equivalent, in each case, as is paid or delivered to the Drag-Along Rightholders in the sale pursuant to Section 5(a).

                  6. Put Options. (a) Prior to six months after the IPO
Effectiveness Date, if any Employee Stockholder's employment with the Company or its Subsidiaries is terminated due to the Disability or death of such Employee
Stockholder, each member of the relevant Employee Stockholder Group shall have the right (the "PUT RIGHT") for 90 days (provided that, in the case of death, such period shall be extended to the extent reasonably necessary to accommodate any probate proceedings or as may be otherwise extended by the Board of
Directors in its sole

                                                                              12

discretion) following the date of such termination of employment of the Employee
Stockholder, to sell to the Company, and the Company shall be required to purchase (subject to the provisions of Section 6(c) hereof), on the occasion from each member of such Employee Stockholder Group, all (but not less than all)
shares of Common Stock (including any fractional shares) then owned by such member (other than Option Shares), at a price per Share equal to (i) the Fair
Market Value as of the date the Employee Stockholder or other member of such
Employee Stockholder Group first exercises such Put Option or (ii) in a purchase pursuant to Section 6(d) or 6(e), the Fair Market Value as of the date the
Company purchases the shares of Common Stock.

                  (b) Each member of the Employee Stockholder Group who desires to sell all of his shares of Common Stock which may be sold pursuant to this
Section 6 shall, not later than 90 days after the date of termination of employment, send written notice to the Company of his intention to sell all of such shares of Common Stock pursuant to this Section 6. The closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than 30 days after the giving of such notice.

                  (c) At the closing of the purchase, the Company will pay the purchase price for such Shares (i) by delivery of a bank cashier's check or a certified check of the Company for the purchase price or (ii) if the Company is prohibited from paying cash under any financing arrangement, by delivery of a note payable in installments of up to five years, bearing interest equal to the weighted average of the Company's borrowing rate in effect as of the date of the closing of the purchase; provided that if a purchase is made pursuant to this clause (ii), the Company shall notify the Employee Stockholder Group that it will pay with a promissory note 10 days prior to the closing, and the members of the applicable Employee Stockholder Group shall have 7 days thereafter to rescind their election to sell the Shares to be purchased; provided further, that if at any time the Company is no longer prohibited from paying cash under any such financing arrangement, the Company will promptly pay the outstanding principal amount of such note, together with accrued interest thereon, to the
Employee Stockholder in accordance with clause (i).

                  (d) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any shares of Common Stock at any time pursuant to this Section 6, regardless of whether it has delivered a notice of its election to purchase any such shares, (i) to the extent that the purchase of such shares (together with any other purchases of Common Stock pursuant to
Section 6 or 7 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) would result (A) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its
Subsidiaries or any of its or their assets or (B) after giving effect thereto
(including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), in a Financing Default,
(ii) if immediately prior to such purchase there exists a Financing Default which prohibits such purchase (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), or (iii) if the Company does not have funds available to effect such purchase.
The Company shall within 30 days of learning of any such fact so notify the members of the applicable Employee Stockholder Group that it is not obligated to purchase such shares and has

                                                                              13

deferred its obligation to make such purchase until such violation, Financing
Default or unavailability of funds would not result therefrom or be in existence. If, in a purchase pursuant to this Section 6, the Company gives such a notice, the members of the applicable Employee Stockholder Group shall have 10 days thereafter to rescind their election to sell the Shares to be purchased or to reduce the number of Shares to be purchased to the maximum number of Shares which the Company is able to purchase without such violation, Financing Default or unavailability of funds occurring, subject to any minimum number thereof being specified by the members of the Employee Stockholder Group. The Company agrees to use commercially reasonable efforts to cure any such Financing Default that is curable.

                  (e) Anything to the contrary contained in this Section 6
notwithstanding, any shares of Common Stock which a member of an Employee
Stockholder Group has elected to sell to the Company or which the Company has elected to purchase from members of the Employee Stockholder Group, but which in accordance with Section 6(d) hereof are not purchased at the applicable time provided in this Section 6, shall be purchased by the Company on the tenth
Business Day after such date or dates that (after taking into account any purchases to be made at such time pursuant to stock purchase, subscription or other agreements with other investors and any other agreements or instruments to which any of the Company and its Subsidiaries is a party or by which any of them is bound on a pro rata basis therewith (subject to any binding obligation to do otherwise pursuant to any such agreement or instrument)) it is no longer permitted to defer purchasing such shares under Section 6(d) hereof, and the
Company shall give the Employee Stockholder Group five Business Days prior notice of any such purchase.

                  7. Call Rights. (a) Prior to six months after the IPO
Effectiveness Date, if an Employee Stockholder at any time ceases to be employed by the Company for any reason, the Company will have the rights specified below
("CALL RIGHTS") to purchase (subject to the provisions of Section 7(c) hereof)
the Shares held by the relevant Employee Stockholder Group. With respect to any particular Shares, the Company will have such Call Rights for a period commencing on the date (the "CALL COMMENCEMENT DATE") that is the later of (i)
the date of the termination, and (ii) six months after the date the Employee
Stockholder becomes the tax owner of such Shares, free of any further vesting conditions, and ending 180 days thereafter.

                  (b) In the event the Employee Stockholder's employment with the Company or any of its Subsidiaries is terminated:

                           (i)    by the Company or any of its Subsidiaries for
         any reason other than Cause, by the Employee Stockholder for any reason or due to the Employee Stockholder's death or Disability, the
         Company (or any of its assignees) will have the right (but not the obligation) to purchase from the relevant Employee Stockholder Group, and such Employee Stockholder Group will be required to sell to the
         Company (or to any such assignee) any or all of its Shares (including any fractional Shares) at a price per Share equal to (A) the Fair
         Market Value as of the date the Company first exercises such Call
         Right or (B) in a purchase pursuant to Section 7(e) or 7(f), the Fair
         Market Value as of the date the Company purchases the shares of Common
         Stock; or

                           (ii)   by the Company or any of its Subsidiaries for
         Cause, the Company (or any of its assignees) will have the right (but not the obligation) to purchase from the

                                                                              14

         Employee Stockholder Group, and the Employee Stockholder Group will be required to sell to the Company (or to any such assignee) any or all of its Common Stock at a price per Share equal to: the lower of (A)
         the price per Share paid for such Common Stock or the exercise price with respect to such Common Stock; provided that if the price per
         Share paid for such Common Stock is zero, then the price per share paid will be deemed to be the par value and (B) the Fair Market Value, as of the date the Company first exercises such Call Right, or in a purchase pursuant to Section 7(e), as of the date the Company purchases the shares of Common Stock.

                  (c) The Company will exercise its rights hereunder with
respect to any particular Shares by sending written notice, not later than 180 days after the Call Commencement Date (the "CALL RIGHT PERIOD"), to the Employee
Stockholder or another member of the Employee Stockholder Group of its intention to purchase the Shares. The closing of the purchase will take place at the principal office of the Company on a date specified by the Company no later than
30 days after the giving of notice. At the closing of the purchase, the Company will pay the purchase price for such Shares by delivery of a bank cashier's check or a certified check of the Company for the purchase price; provided, however, that if (i) the Company exercises its Call Right pursuant to Section
7(b)(ii) and (ii) if the Company is prohibited from paying cash under any financing arrangement, then the Company may elect to pay the purchase price for such Shares by delivery of a note payable in installments of up to five years, bearing interest equal to the weighted average of the Company's borrowing rate in effect as of the date of the closing of the purchase; provided that if at any time the Company is no longer prohibited from paying cash under any such financing arrangement, the Company will promptly pay the outstanding principal amount of such note, together with accrued interest thereon, to the Employee
Stockholder by delivery of a bank cashier's check or a certified check of the
Company.

                  (d) If, with respect to any particular Shares, the Company fails to exercise its Call Rights during the Call Right Period, AI LLC will have the Call Rights specified in this Section 7, for a period commencing on the date of the expiration of the Call Right Period, and ending 60 days thereafter.

                  (e) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any shares of Common Stock at any time pursuant to this Section 7, regardless of whether it has delivered a notice of its election to purchase any such shares, (i) to the extent that the purchase of such shares (together with any other purchases of Common Stock pursuant to
Section 6 or 7 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) would result (A) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its
Subsidiaries or any of its or their assets or (B) after giving effect thereto
(including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), in a Financing Default,
(ii) if immediately prior to such purchase there exists a Financing Default which prohibits such purchase (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), or (iii) if the Company does not have funds available to effect such purchase.
The Company shall within 30 days of learning of any such fact so notify the members of the applicable Employee Stockholder Group that it is not obligated to purchase such shares and has

                                                                              15

deferred its right to make such purchase until such violation, Financing Default or unavailability of funds would not result therefrom or be in existence. The
Company agrees to use commercially reasonable efforts to cure any such Financing
Default that is curable.

                  (f) Anything to the contrary contained in this Section 7
notwithstanding, any shares of Common Stock which the Company has elected to purchase from members of the Employee Stockholder Group, but which in accordance with Section 7(e) are not purchased at the applicable time provided in this
Section 7, shall be purchased by the Company on the tenth Business Day after such date or dates that (after taking into account any purchases to be made at such time pursuant to stock purchase, subscription or other agreements with other investors and any other agreements or instruments to which any of the
Company and its Subsidiaries is a party or by which any of them is bound on a pro rata basis therewith (subject to any binding obligation to do otherwise pursuant to any such agreement or instrument)) it is no longer permitted to defer purchasing such shares under Section 7(e), and the Company shall give the
Employee Stockholder Group five Business Days prior notice of any such purchase.

                  8. Representations, Warranties and Covenants. Each Employee
Stockholder represents and warrants to the Company as follows:

                  (a) Such Employee Stockholder is acquiring the Shares for the
Employee Stockholder's own account and not with a view to distributing or reselling the Shares in any transaction that would be in violation of any federal or state securities laws.

                  (b) Such Employee Stockholder understands that the Shares have not been registered under the Securities Act, or registered or qualified under the securities laws of any state, and that the Employee Stockholder may not sell or otherwise transfer the Shares unless the Shares are subsequently registered under the Securities Act and registered or qualified under applicable state securities laws, or unless an exemption is available that permits the sale or transfer without such registration and qualification.

                  (c) Such Employee Stockholder acknowledges that s/he has been advised that (i) a restrictive legend in the form set forth below will be placed on any certificate representing the Shares and (ii) a notation will be made in the appropriate records of the Company indicating that the Share is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company's transfer agent with respect to the Shares. Any certificate representing Shares issued to any Employee Stockholder or any of its
Permitted Transferees shall bear the following legend on the face thereof:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
                  AN EMPLOYEE STOCKHOLDERS AGREEMENT, DATED FEBRUARY 28, 2003,
                  AMONG TRW AUTOMOTIVE HOLDINGS CORP., THE INVESTORS NAMED
                  THEREIN AND THE EMPLOYEE STOCKHOLDERS PARTIES THERETO, A COPY
                  OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER. NO
                  TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER
                  DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE
                  MAY BE MADE EXCEPT IN ACCORDANCE

                                                                              16

                  WITH THE PROVISIONS OF SUCH EMPLOYEE STOCKHOLDERS AGREEMENT.
                  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS
                  CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF
                  SUCH EMPLOYEE STOCKHOLDERS AGREEMENT."

                  (d) If any Shares are to be disposed of in accordance with
Rule 144 under the Securities Act or otherwise, such Employee Stockholder will promptly notify the Company of such intended disposition and will deliver to the
Company at or prior to the time of such disposition such documentation as the
Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, will deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Commission.

                  (e) Such Employee Stockholder has been furnished with and has carefully read the confidential Information Memorandum (including the Exhibits and Annexes thereto) relating to the purchase of the Shares. Such Employee
Stockholder is as of the date hereof an employee of the Company or one of its
Subsidiaries and in such capacity has acquired at least a general understanding of the Company and its business. Such Employee Stockholder understands that the
Shares to be issued pursuant to this Agreement are being issued pursuant to the
Plan. Such Employee Stockholder has been given the opportunity to obtain any additional information or documents (and to ask questions and receive answers about such information and documents) about the Company and its business which
s/he deems necessary to evaluate the merits and risks related to his/her investment in the Shares.

                  (f) In making his/her decision to acquire the Shares, such
Employee Stockholder has relied upon independent investigations made by him/her and, to the extent believed by the Employee Stockholder to be appropriate, his/her representatives, including his/her own professional, financial, tax and other advisors.

                  (g) The Employee Stockholder is able to bear the economic risk of a total loss of the Employee Stockholder's investment in the Company, and the
Employee Stockholder has adequate means of providing for the Employee
Stockholder's current needs and foreseeable personal contingencies and has no need for the Employee Stockholder's investment in the Shares to be liquid.

                  (h) Such Employee Stockholder understands that the purchase of the Shares is a speculative investment which involves a high degree of risk of loss of his/her investment therein, there are substantial restrictions on the transferability of the Shares, and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Shares and, accordingly, it may not be possible for such Employee Stockholder to liquidate his/her investment in case of emergency, if at all.

                  (i) Such Employee Stockholder understands and has taken
cognizance of all risk factors related to the purchase of the Shares, and such
Employee Stockholder, either alone or with his/her purchaser representative, has such knowledge and experience in financial and business matters that s/he is capable of evaluating the merits and risks of his/her purchase of the Shares as contemplated by this Agreement.

                                                                              17

                  (j) If such Employee Stockholder is resident in a community property state, such Employee Stockholder's spouse, if any, has duly executed or will duly execute the Consent of Spouse attached hereto as Annex I, and such
Consent of Spouse was delivered as of the date of this Agreement, or, if later, the date such party became a party. Such Consent of Spouse was duly authorized, executed and delivered by such Spouse and effectively binds such spouse to the terms set forth therein.

                  9. Confidentiality. (a)   The Employee Stockholder will not at
any time (whether during or after the Employee Stockholder's employment with the
Company or its Subsidiaries) (i) retain or use for the benefit, purposes or account of the Employee Stockholder or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company and its Subsidiaries (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information (including, without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approval) concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or
Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis ("CONFIDENTIAL INFORMATION") without the prior written authorization of the Board of Directors. Notwithstanding anything in this Agreement to the contrary, the Employee Stockholder may disclose
Confidential Information to customers, suppliers, insurers, lenders, investors and other parties in the performance of his/her duties within the scope of his/her employment, provided that the Employee Stockholder reasonably believes such disclosure to be in the best interest of the Company.

                  (b) "Confidential Information" shall not include any
information that is (i) generally known to the industry or the public other than as a result of the Employee Stockholder's breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to the Employee Stockholder by a third party without breach of any confidentiality obligation; or (iii) required by law to be disclosed; provided that the Employee Stockholder shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment. This Section 9 shall not be construed to preclude the
Employee Stockholder from using his/her acquired knowledge, experience and expertise gained during the employment term in any subsequent employment, provided that such use does not include the disclosure or other use in any manner of Confidential Information.

                  (c) Except as required by law or except in connection with any proposed transfer in accordance with this Agreement, the Employee Stockholder will not disclose to anyone, other than the Employee Stockholder's immediate family and legal or financial advisors, the existence or contents of this
Agreement; provided that the Employee Stockholder may disclose to any prospective future employer the provisions of Section 9 of this Agreement provided that they agree to maintain the confidentiality of such terms.

                                                                              18

                  (d) Upon termination of the Employee Stockholder's employment with the Company for any reason, the Employee Stockholder shall (i) cease and not thereafter commence use of any Confidential Information or intellectual property (including, without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator)
owned or used by the Company, its Subsidiaries or Affiliates; (ii) immediately destroy, delete, or return to the Company, at the Company's option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the Employee Stockholder's possession or control (including any of the foregoing stored or located in the
Employee Stockholder's office, home, laptop or other computer, whether or not the Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and Subsidiaries, except that the
Employee Stockholder may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and
(iii) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which the Employee
Stockholder is or becomes aware.

                  10. Covenant Regarding 83(b) Election. In the event that the
Employee Stockholder makes an election provided pursuant to Treasury Regulation
1.83-2 with respect to the Shares, the Employee Stockholder covenants and agrees that s/he will furnish the Company with copies of the forms of election s/he files within 30 days after the date of the election.

                  11. "Piggyback" Registration Rights.

                           (a)    Incidental Registration. (i) At any time after
         the 180th day following the consummation of the Initial Public Offering that the Company determines to proceed with the preparation and filing of a registration statement under the Securities Act in connection with a proposed Public Offering, the Company will give written notice of such determination to the Employee Stockholders. Upon written request of any Employee Stockholder given within 10 Business Days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all Registrable Shares held by such Employee
         Stockholder which have been requested to be included in the registration to be included in such registration statement; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration.

                           (ii)   If any Public Offering pursuant to this
         Section 11(a) shall be underwritten on a firm commitment basis, in whole or in part, the Company may require that the Common Stock requested for inclusion pursuant to this Section 11(a) be included in such Public Offering on the same terms and conditions as the securities otherwise being sold through the underwriters. If, upon the written advice of the managing underwriter of such Public Offering, the number of securities requested to be included in such registration
         (including securities of the Company which are not Registrable Shares)
         exceeds the maximum number of securities which can be sold in such offering without having an adverse effect on the offering of securities (including the price at which such securities could be offered), the Company will include in such registration such maximum number of shares of Common Stock as follows: (A) if such registration has been initiated by one or more Stockholders holding demand registration rights pursuant to

                                                                              19

         the Investors Stockholders Agreement or any similar agreements, then
         (i) first, the number of Registrable Shares requested to be registered by such initiating Stockholder(s), pro rata in accordance with the number of shares so requested to be registered; (ii) second, the number of Registrable Shares requested to be registered by Employee
         Stockholders, and any other holders of Common Stock having equivalent rights under similar agreements, pro rata in accordance with the number of shares so requested to be registered; and (iii) third, the number of shares of Common Stock proposed to be sold by the Company for its own account; or (B) if such registration has been initiated by the Company, then (i) first, the number of shares of Common Stock proposed to be sold by the Company for its own account; and (ii)
         second, the number of Registrable Shares requested to be included in such registration by the Employee Stockholders and any other holders of Common Stock having equivalent rights under similar agreements, pro rata in accordance with the number of shares requested to be registered by such Employee Stockholders and other Persons.

                  (b) Registration Procedures.  If and whenever the Company is required by the provisions of Section 11(a) to effect the registration of
Registrable Shares under the Securities Act, the Company will:

                           (i)    prepare and file with the Commission a
         registration statement with respect to such Registrable Shares, and use its commercially reasonable efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such Registrable Shares, not to exceed 180 days; provided, however, that the Company may discontinue any registration of its securities that is being effected pursuant to
         Section 11(a) at any time;

                           (ii)   prepare and file with the Commission such
         amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Registrable Shares, not to exceed
         180 days; provided, however, that the Company may discontinue any registration of its securities that is being effected pursuant to
         Section 11(a) at any time;

                           (iii)  furnish to the Employee Stockholders
         participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such Registrable Shares;

                           (iv)   use its commercially reasonable efforts to
         register or qualify the securities covered by such registration statement under such state securities or Blue Sky laws of such jurisdictions as such participating Employee Stockholders may reasonably request within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                                                                              20

                           (v)    notify such participating Employee
         Stockholders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                           (vi)   notify such participating Employee
         Stockholders in the event that the Company becomes aware that any prospectus required to be delivered by Employee Stockholders pursuant to the Securities Act contains an untrue statement of a material fact or fails to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and, at the request of any such Employee Stockholder, prepare, promptly file with the Commission and deliver to such
         Employee Stockholder such amendments or supplements to the prospectus as may be necessary so that the prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or fail to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                           (vii) advise such participating Employee
         Stockholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal, if such stop order should be issued; and

                           (viii) if such registration statement includes an
         underwritten public offering, enter into a customary underwriting agreement and, at the closing provided for in such underwriting agreement provide such of the following documents as are required thereunder: (i) an opinion or opinions of counsel to the Company; and
         (ii) a cold comfort letter or letters from the independent certified public accountants of the Company covering such matters as are customarily covered by such letters.

                  It shall be a condition precedent to the obligation of the
Company to take any action pursuant to this Agreement in respect of the
Registrable Shares which are to be registered at the request of any Employee
Stockholder that such Employee Stockholder shall furnish to the Company such information regarding the Registrable Shares held by such Employee Stockholder and the intended method of disposition thereof, and shall enter into such agreements (including customary representations, warranties, covenants, indemnities and other agreements) and execute such other documents, in each case as the Company shall reasonably request in connection with such registration.

                  Each Employee Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 11(b)(vi), such Stockholder will forthwith discontinue disposition of
Registrable Shares pursuant to the registration statement covering such
Registrable Shares until such Employee Stockholder receives the copies of the prospectus supplement or amendment contemplated by Section 11(b)(vi), and, if so directed by the Company, such Employee Stockholder will deliver to the Company all copies, other than permanent file copies, then in such Employee
Stockholder's

                                                                              21

possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 11(b)(ii) shall be extended by the greater of (i) 30 days or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 11(b)(vi) to and including the date when such Employee Stockholder shall have received the copies of the prospectus supplement or amendment contemplated by Section
11(b)(vi).

                  (c) Expenses. With respect to each inclusion of Registrable
Shares in a registration statement pursuant to Section 11(a), the Company shall bear the following fees, costs and expenses: all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the
Company, fees and disbursements of accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or
Blue Sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel for the transferring Employee Stockholders, fees and disbursements of accountants for the Employee Stockholders, underwriting discounts and commissions, transfer taxes and any other expenses incurred by the Employee Stockholders not expressly included above shall be borne by the applicable Employee Stockholders.

                  (d) Lock-up Agreement. If any registration of Registrable
Shares shall be in connection with an underwritten public offering, each
Employee Stockholder agrees not to, and shall use its best efforts to cause its
Affiliates not to, effect any sale or distribution (except as a participant in such underwritten public offering), including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, except as a participant in such underwritten public offering), during the seven days prior to, and during the 180-day period
(or such shorter period as the managing underwriters may require or permit)
beginning on, the effective date of such registration.

                  12. Voting Agreement.

                  (a) Each Employee Stockholder hereby agrees that, until the
Lapse Date, s/he will (a) vote all of the Shares owned or held of record by him/her, either in person or by proxy, whether at a meeting of the Company's stockholders or by executing a written consent, consistent with the vote of the majority of the Investors with respect to the shares of Common Stock beneficially owned by the majority of the Investors and (b) ratify, approve and adopt any and all actions adopted or approved by the Board of Directors.

                  (b) Until the Lapse Date, each Employee Stockholder, in
his/her capacity as a Stockholder, hereby irrevocably appoints the Company or any designee of the Company the lawful agent, attorney-in-fact and proxy of such
Employee Stockholder during the term of this Agreement (which proxy shall be automatically revoked without any further action on the part of such Stockholder upon the termination of this Agreement or the Lapse Date, whichever is earlier)
to vote the Shares of such Stockholder in accordance with the agreement to vote
Shares set forth in Section 12(a) of this Agreement at any meeting of the
Company's stockholders. Such Employee Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to

                                                                              22

effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Employee Stockholder with respect to his/her Shares.

                  (c) Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of, or with respect to, any Shares. All rights, ownership and economic benefits of and relating to the Shares of any Employee Stockholder shall remain vested in and belong to such Employee Stockholder, and the Company shall have no authority to exercise any power or authority to direct the Employee Stockholders in the voting of any of the Shares, except as otherwise provided herein, or in the performance of the Employee Stockholder's duties or responsibilities as stockholders of the Company.

                  13. Employment by the Company. Nothing contained in this
Agreement, the Subscription Agreement or any option agreement entered into by the Company and the Employee Stockholder contemporaneously with the execution of this Agreement (a) obligates the Company or any Subsidiary or Affiliate of the
Company to employ the Employee Stockholder in any capacity whatsoever or (b)
prohibits or restricts the Company (or any such Subsidiary or Affiliate) from terminating the employment of the Employee Stockholder at any time or for any reason whatsoever, with or without Cause, and the Employee Stockholder hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Employee Stockholder concerning the Employee Stockholder's employment or continued employment by the
Company or any Subsidiary or Affiliate of the Company.

                  14. Taxes. The Company will have the right to deduct from any cash payment made under this Agreement to the applicable Employee Stockholder
Group any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

                  15. Dissolution of AI LLC. In the event of a dissolution of AI
LLC, each of the Employee Stockholders agrees (a) for the benefit of the members of AI LLC which are Affiliates of Blackstone Management Associates IV L.L.C.
(the "BLACKSTONE MEMBERS") that it will enter into agreements with the
Blackstone Members with respect to the Shares which are designed to reflect the rights and obligations of the parties under this Agreement and the Amended and
Restated Limited Liability Company Agreement, dated as of the date hereof (as the same may be amended, supplemented or modified), including, without limitation, the right of AI LLC to appoint directors of the Company and (b) that the Company shall enter into a management rights letter agreement, in the form of Annex III hereto, with each member of AI LLC which becomes a stockholder of the Company as a result of such dissolution and which is intended to qualify as a venture capital operating company (as defined in Department of Labor
Regulation 29 C.F.R. Section 2510.3-101(d)(3)(i).

                  16. After-Acquired Securities. Each Employee Stockholder
agrees that all of the provisions of this Agreement shall apply to all of the
Shares and Common Stock Equivalents now owned or which may be issued or transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares or Common
Stock Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Stockholder in any other manner.

                                                                              23

                  17. Recapitalization, Exchange, Etc. The provisions of this
Agreement shall apply, to the full extent set forth herein with respect to the
Shares and the Common Stock Equivalents, to any and all shares of capital stock of the Company, Common Stock Equivalents or other securities of the Company that may be issued in respect of, in exchange for, or in substitution of the Shares or Common Stock Equivalents, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations and the like occurring after the date of this Agreement. If, and as often as, there are any changes in the Shares or the Common Stock
Equivalents, by way of any stock dividends, splits, reverse splits, combinations, or reclassifications, or through merger, consolidation, reorganization or recapitalization or by any other means occurring after the date of this Agreement, appropriate adjustment shall be made to the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares and Common
Stock Equivalents as so changed.

                  18. Notices. All notices, demands or other communications
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, or personal delivery:

                  if to the Company or AI LLC:

                              c/o The Blackstone Group L.P.
                              345 Park Avenue, 31st Floor
                              New York, NY 10154
                              Telecopy: (212) 583-5258
                              Attention: Neil P. Simpkins

                              with a required copy (which shall not constitute
                              notice) to:

                              TRW Automotive Holdings Corp.
                              12025 Tech Center Drive
                              Livonia, MI 48150
                              Telecopy:  (734) 266-4590
                              Attention:  David L. Bialosky

                                         -and-

                              Simpson Thacher & Bartlett
                              425 Lexington Avenue
                              New York, NY 10017
                              Telecopy: (212) 455-2502
                              Attention: William R. Dougherty

                  if to Richmond:

                              Richmond U.K. Inc.
                              1840 Century Park East
                              Los Angeles, CA 90067
                              Telecopy: (310) 201-3282
                              Attention: Albert F. Myers

                                                                              24

                              with a required copy (which shall not constitute
                              notice) to:

                              Richmond U.K. Inc.
                              1840 Century Park East
                              Los Angeles, CA 90067
                              Telecopy: (310) 556-4558
                              Attention: General Counsel

                                         -and-

                              Gibson Dunn & Crutcher LLP
                              333 South Grand Avenue
                              Los Angeles, CA 90071
                              Telecopy: (213) 229-7159
                              Attention: Peter F. Ziegler

                  if to an Employee Stockholder, to him/her at his/her address or telecopy number set forth in the books and records of the
                  Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 18 designate another address or Person for receipts of notices hereunder.

                  19. Successors, Assigns and Transferees. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their Permitted Transferees and their respective successors, each of which Permitted Transferees shall agree, in a writing in form and substance satisfactory to the Company, to become a party hereto and be bound to the same extent as its transferor hereby; provided that no Employee Stockholder may assign to any Permitted Transferee any of its rights hereunder other than in connection with a Transfer to such Permitted Transferee of Securities in accordance with the provisions of this Agreement; provided, further, that AI LLC may assign its rights and obligations under this Agreement to the members of AI
LLC or a Group comprised of such members.

                  20. Amendment and Waiver.

                  (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by (i) the Company

                                                                              25

and (ii) Stockholders which own on a fully diluted basis shares of Common Stock representing at least a majority of the voting power represented by all Common
Stock outstanding on a fully diluted basis and owned by all Stockholders;
provided, however, that this Agreement shall not be amended in a manner that adversely affects the Employee Stockholders and their Permitted Transferees without the prior written consent of holders of a majority of the Common Stock then beneficially owned by the Employee Stockholders and their Permitted
Transferees. Any waiver of any provision of this Agreement and any consent to any departure by any party from the terms of any provision of this Agreement shall be effective only if it is in writing and signed by the party waiving its right or consenting to such departure. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the
Employee Stockholders.

                  21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

                  22. Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

                  23. Headings; Interpretation. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number will each include the singular number and the plural number, words of the masculine gender will include the feminine and the neuter, and, when the sense so indicates, words of the neuter will refer to any gender.

                  24. Severability. If any one or more of the provisions
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  25. Entire Agreement. This Agreement and the documents
referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein.

                                                                              26

                  26. Termination. This Agreement shall terminate, and thereby become null and void, as to any particular Shares, on the date on which they are sold in a Public Offering or are sold pursuant to Rule 144 under the Securities
Act.

                  27. Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  28. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  29. Consent to Jurisdiction; No Jury Trial. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any federal court in the Southern District of New York, or in any state court in which venue would otherwise be properly located in the Southern
District of New York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding will be effective against any party if given as provided herein.
Nothing herein contained will be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New
York. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT PROCEEDING OR
COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN ANY MATTERS ARISING
OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

                  30. Additional Employee Stockholders. Any employee or director of the Company or any of its Subsidiaries who becomes party to a stock subscription agreement or option agreement after the date hereof may become a party hereto and may become bound hereby by entering into a supplemental agreement with the Company agreeing to be bound by the terms hereof (or only specific sections hereof) in the same manner as the other Employee Stockholders.
Each such supplemental agreement shall become effective upon its execution by the Company and such employee or director, and it shall not require the signature or consent of any other party hereto. Such supplemental agreement may modify some of the terms hereof as they affect such employee or director.

                                                                              27

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Employee Stockholders Agreement on the date first written above.

                                        TRW AUTOMOTIVE HOLDINGS CORP.

                                        By: /s/  Joshua Astrof
                                            -----------------------------------
                                            Name:  Joshua Astrof
                                            Title: Authorized Signatory

                                        AUTOMOTIVE INVESTORS L.L.C.

                                        By: /s/  Neil P. Simpkins
                                            -----------------------------------
                                            Name:  Neil P. Simpkins
                                            Title: Authorized Signatory

                                                                              28

                                        TRW AUTOMOTIVE U.K. INC.

                                        By: /s/  Al Myers
                                           ------------------------------
                                           Name:  Al Myers
                                           Title: President and Treasurer

                                                                              29

                                        EMPLOYEE STOCKHOLDER

                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                                                         Annex I

                          FORM OF CONSENT OF SPOUSE(1)

                  Reference is made to the Employee Stockholders Agreement,
signed by _________________ (the "EMPLOYEE STOCKHOLDER") and dated February __,
2003 (the "AGREEMENT"), among TRW Automotive Holdings Corp., the Investors named therein and the other parties listed on the signature pages thereto, as the same may be subsequently modified, supplemented or amended in accordance with its terms. Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Agreement.

                  The undersigned is the spouse of the Employee Stockholder and hereby acknowledges that s/he has read the attached Agreement and knows its content. The undersigned is aware that by its provisions, his/her spouse agrees to sell all or a portion of his/her Common Stock, whether now owned or later acquired through the exercise of stock options or otherwise, including his/her community property interest therein, if any, upon the occurrence of certain events. The undersigned hereby consents to the sale, approves the provisions of the Agreement, and agrees that those securities and his/her interest in them, if any, are subject to the provisions of the Agreement and that s/he will take no action at any time to hinder operation of the Agreement on those securities or his/her interest, if any, in them, and, to the extent required, will take any further action that is necessary to effectuate the provisions of the Agreement.

                                      --------------------------------------
                                      Name:

------------------------------
(1)      We expect every Employee Stockholder who is resident of one of the community property states (Arizona, California, Idaho, Louisiana,
         Nevada, New Mexico, Texas, Washington and Wisconsin) to have his/her spouse, if any, execute and deliver this consent as of the date of the
         Employee Stockholders Agreement, or, if later, the date such Employee
         Stockholder becomes a party to the Employee Stockholders Agreement.

                                                                        Annex II

                                     FORM OF
                          ACKNOWLEDGMENT AND AGREEMENT

                  The undersigned wishes to receive from [___________]
("TRANSFEROR") [certain shares or certain options, warrants or other rights to purchase] [___________] shares, par value $0.01 per share, of common stock (the
"SHARES") of TRW Automotive Holdings Corp., a Delaware corporation (the
"COMPANY").

                  The Shares are subject to the Employee Stockholders Agreement, dated as of February __, 2003 (the "AGREEMENT"), among the Company and the other parties listed on the signature pages thereto. The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms.

                  Pursuant to the terms of the Agreement, the transferor is
prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby.

                  The undersigned wishes to receive such Shares and have the
Company register the transfer of such Shares.

                  In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) he/she has been given a copy of the
Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as an "Employee
Stockholder".

--------------------------------------
Name:

This           day of         , 200  .
    -----------      ---------     --

                                                                       Annex III

                                     FORM OF
                       MANAGEMENT RIGHTS LETTER AGREEMENT

                          TRW AUTOMOTIVE HOLDINGS CORP.

                                        ____________ __, 200_(2)

[List each VCOC investor in AI LLC which becomes a shareholder in TRW Automotive
Holdings Corp. upon the dissolution of AI LLC]

Attention:

Dear Sir/Madam:

                  Reference is made to the Stockholders Agreement by and among
TRW Automotive Holdings Corp. (the "Parent") and the other parties named therein dated as of February ___, 2003 (the "Stockholders Agreement"). Capitalized terms used herein without definition have the meanings specified in the Stockholders
Agreement.

                  The Parent hereby agrees that until, with respect to any of the addressees of this letter (each, a "VCOC Investor"), such time as such VCOC
Investor (together with its affiliates) ceases to own a number of Shares equal to or in excess of 50% of the number of Shares for which such VCOC Investor's initial membership interest in AI LLC as of February __, 2003 would have been converted or exchanged upon the dissolution of AI LLC (or the securities into which such Shares may have been converted or for which they may have been exchanged) (as equitably adjusted to reflect any stock splits, reverse stock splits or other corporate reorganizations), without limitation or prejudice of any the rights provided to the VCOC Investors under the Stockholders Agreement, the Parent shall:

o        Provide each VCOC Investor or its designated representative with:

                  (i)    the right to visit and inspect any of the offices and
         properties of the Parent and its subsidiaries and inspect and copy the books and records of the Parent and its subsidiaries, at such times as the VCOC Investor shall reasonably request;

                  (ii)   as soon as available and in any event within 45 days
         after the end of each of the first three quarters of each fiscal year of the Parent, consolidated balance sheets of the Parent and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Parent and its subsidiaries for the period then ended

----------------------------
(2)      To be dated the date of the dissolution of Automotive Investors L.L.C.

                                                                               2

         prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

                  (iii)  as soon as available and in any event within 120 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Parent and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation; and

                  (iv)   to the extent the Parent is required by law or pursuant
         to the terms of any outstanding indebtedness of the Parent to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act
         of 1934, actually prepared by the Parent as soon as available.

o        Make appropriate officers and/or directors of the Parent available periodically and at such times as reasonably requested by the VCOC
         Investor for consultation with the VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Parent and its subsidiaries, including, without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

o        Inform the VCOC Investor or its designated representative in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or by laws of the Parent, and to provide the VCOC Investor or its designated representative with the right to consult with the Company with respect to such actions; and

o        Provide the VCOC Investor or its designated representative with such other rights of consultation, if any, as may reasonably be mutually agreed by the VCOC Investor and the Parent as a result of change in law or issuance of additional interpretive guidance by the Department of
         Labor after the date hereof to be necessary to qualify its investment in the Parent as a "venture capital investment" for purposes of the
         United States Department of Labor Regulation published at 29 C.F.R.
         Section 2510.3-101(d)(3)(i) (the "Plan Asset Regulation").

                  The Parent agrees to consider, in good faith, the
recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Parent.

                                                                               3

                  In the event the VCOC Investor transfers all or any portion of their investment in the Parent to an affiliated entity that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such transferee shall be afforded the same rights with respect to the Parent afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

                  This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                                         TRW AUTOMOTIVE HOLDINGS CORP.

                                         By:
                                            ------------------------------
                                            Name:
                                            Title:

Agreed and acknowledged as of the
date first above written:

[VCOC FUND]

         By:
            ---------------------------
         Name:
         Title:

[VCOC FUND]

         By:
            ---------------------------
         Name:
         Title:

[VCOC FUND]

         By:
            ---------------------------
         Name:
         Title: